Exhibit 3.1(ii)

BYLAWS

OF

TWIN CITIES POWER HOLDINGS, LLC

BYLAWS

OF

TWIN CITIES POWER HOLDINGS, LLC

BYLAWS

OF

TWIN CITIES POWER HOLDINGS, LLC

ARTICLE I.  OFFICES, SEAL AND MEMBER CONTROL AGREEMENT

Section 1.01.  Registered and Other Offices.  The registered office of the limited liability company in the State of Minnesota shall be that set forth in the Articles of Organization or in the most recent amendment of the Articles of Organization or statement of the Board of Governors filed with the Minnesota Secretary of State changing the registered office in the manner prescribed by law.  The limited liability company may have such other offices, including its principal place of business or its principal executive office, either within or without the State of Minnesota, as the Board of Governors may designate or as the business of the limited liability company may require from time to time.

Section 1.02.  Seal.  If so directed by the Board of Governors, the limited liability company may use a limited liability company seal.  The failure to use such seal, however, shall not affect the validity, recordability or enforceability of any document executed on behalf of the limited liability company or any act.  The seal need only include the word “seal”, but it may also include, at the discretion of the Board of Governors, such additional wording as is permitted by law.

Section 1.03.  Member Control Agreement.  In the event of any conflict or inconsistency between these Bylaws, or any amendment hereto, and the Member Control Agreement of the company, such Member Control Agreement shall govern.  A copy of any such Member Control Agreement shall be filed with the limited liability company at its principal executive office.  The rights and preferences of the various classes of membership interests of the Company shall be as set forth in said Member Control Agreement, as amended or replaced from time to time (the “MCA”), the terms of which are hereby incorporated herein by reference.  All capitalized terms not defined herein shall be defined as set forth in the MCA.

ARTICLE II.  MEETINGS OF MEMBERS

Section 2.01.  Regular Meetings.  Regular meetings of the voting members of the limited liability company may be called by the Chief Manager or any member of the Board of Governors.  Regular meetings of the voting members need not be held, except that if a regular meeting of the members holding voting membership interests (the “voting members”) has not been held during the immediately preceding fifteen (15) months, the Chief Manager or a member or members owning three percent (3%) or more of the voting power of all members entitled to vote may demand that a regular meeting of the members be held by giving written notice to the Chief Manager of the limited liability company.  Within five (5) days after receipt of the demand, the Chief Manager shall cause a regular meeting of the voting members to be called and held on notice no later than fifteen (15) days after receipt of the demand, all at the expense of the limited liability company.  If the Chief Manager fails to cause a regular meeting of the voting members to be called and held as required by this section, the member or members making the demand may call the regular meeting by giving notice as required by Section 2.05 of these Bylaws, all at the expense of the limited liability company.

The members of the Board of Governors shall be appointed as set forth in the Member Control Agreement of the Company.  If not so appointed, then at each regular meeting of the voting members there shall be an election of qualified successors for governors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting.  No other particular business is required to be transacted at a regular meeting.  Any business appropriate for action by the members may be transacted at a regular meeting.  No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all of the voting members are present in person or by proxy and none of them objects to such designation.

Section 2.02.  Special Meetings.  Special meetings of the voting members of the limited liability company may be called for any purpose or purposes at any time by the Chief Manager or by any member of the Board of Governors.  In addition, a voting member or members owning fifteen percent (15%) or more of the voting power of all membership interests entitled to vote may demand that a special meeting of the members be held by giving written notice containing the purpose or purposes of the meeting to the Chief Manager of the limited liability company.  Within five (5) days after receipt of the demand by such manager, the Chief Manager shall cause a special meeting of voting members to be called and held on notice no later than ten (10) days after receipt of the demand, all at the expense of the limited liability company, unless a longer period is expressly required by law.  If the Chief Manager fails to cause a special meeting of the voting members to be called and held as required by this Section of the Bylaws, the member or members making the demand may call the meeting by giving notice as required by Section 2.05 of these Bylaws, all at the expense of the limited liability company.

Section 2.03.  Time and Place of Meetings.  Regular or special meetings of the voting members of the limited liability company, if any, shall be held on the day or date and at the time and place fixed by the Chief Manager or the Board of Governors, except that a regular or special meeting called by, or at the demand of, a member or members pursuant to Sections 2.01 or 2.02 of these Bylaws shall be held in the county where the principal executive office of the limited liability company is located.

Section 2.04.  Voting Rights.  At each meeting of the voting members of the limited liability company, every member having the right to vote shall be entitled to vote either in person or by proxy.  Unless otherwise provided by the Articles of Organization, a resolution of the Board of Governors filed with the Secretary of State pursuant to Minn. Stat. § 322B.40, Subd. 6, or the MCA, each Member entitled to vote shall have the right to vote on such matter in proportion to the percentage membership interests entitled to vote on such matter divided by the total percentage membership interests entitled to vote on such matter.  Upon demand of any member, the vote upon any question before the meeting shall be by ballot.  Voting membership interests owned jointly by two or more members may be voted by any one of them unless the limited liability company receives written notice from any one of them denying the authority of that person to vote those membership interests.  Unless the limited liability company receives such a written notice from a joint owner of a voting membership interest, an owner of a membership interest entitled to vote may vote any portion of the membership interest in any way the member chooses.  If a member votes without designating the proportion voted in a particular way, the member shall be deemed to have voted all of the membership interest in that way.

Section 2.05.  Notice of Meetings.  Notice of all meetings of members shall be given to every owner of membership interests entitled to vote.  The notice shall be given at least five (5), but not more than sixty (60), days before the date of the meeting, except that written notice of a meeting at which a plan of merger or exchange is to be considered shall be given to all members, whether entitled to vote or not, at least ten (10) days prior thereto.  The notice of any regular or special meeting of members shall contain the date, time and place of the meeting and any other information required by Minnesota Statutes Chapter 322B or deemed necessary or desirable by the person or persons calling the meeting.  Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice, unless all of the members of the limited liability company entitled to vote are present in person or by proxy and none of them objects to consideration of a particular item of business.  In the event the purpose of the meeting is to consider a plan of merger or exchange, a copy or short description of the plan of merger or exchange shall be included in or enclosed with the notice.  Where the purpose of the meeting is to consider dissolving the limited liability company, the notice must state that a purpose of the meeting is to consider dissolving the limited liability company and that dissolution must be followed by the winding up and termination of the limited liability company.

Section 2.06.  Waiver of Notice.  A member may waive notice of any meeting of members.  A waiver of notice by a member entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.  Attendance by a member at a meeting is a waiver of notice of that meeting, except where the member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 2.07.  Quorum.  The owners of a majority of the voting power of the outstanding membership interests entitled to vote at a meeting of the members, present either in person or by proxy, shall constitute a quorum for the transaction of business at that meeting.  The members present at such meeting may not continue to transact business if the withdrawal of one or more members originally present leaves less than the number otherwise required for a quorum.  If a quorum is present in person or by proxy when a duly called or held meeting is convened, the meeting may be adjourned from time to time without notice, other than announcement at the meeting, provided that a quorum must be present when the meeting reconvenes.  No action may be taken at a meeting if a quorum is not present at the time of the action.

Section 2.08.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the members may be taken without a meeting or notice thereof by written action signed by the members who own voting power equal to the voting power that would be required to take the same action at a meeting where all members were present.  The written action is effective when signed by the required members, unless a different effective time is provided in the written action.  Such written action may be taken by counterparts.

Section 2.09.  Proxies.  At all meetings of members, a voting member may cast or authorize the casting of a vote by filing a written appointment of a proxy with the Chief Manager or Treasurer of the limited liability company at or before the meeting at which the appointment is to be effective.  A written appointment of a proxy may be signed by the voting member or authorized by the voting member by transmission of a facsimile transmission or other means of electronic transmission.  The facsimile transmission or other means of electronic transmission must set forth or be submitted with information from which it can be determined that the facsimile transmission or other electronic transmission was authorized by the member.  Any reproduction of the writing or transmission may be substituted or used in lieu of the original writing or transmission for any purpose for which the original transmission could be used, if the copy, facsimile transmission, or other reproduction is a complete and legible reproduction of the entire original writing or transmission.  An appointment of a proxy for a membership interest held jointly by two or more voting members is valid if signed by any one of them, unless the limited liability company receives from any one of those members written notice either denying the authority of that person to appoint a proxy or appointing a different proxy.  The appointment of a proxy is valid for eleven (11) months, unless a longer period is expressly provided in the appointment.  No appointment is irrevocable and any agreement purporting to grant an irrevocable proxy is void.  An appointment may be terminated at will by either the holder or the grantor of the proxy.  Termination may be made by filing written notice of the termination of the appointment with the Chief Manager or Treasurer of the limited liability company, or by filing a new written appointment of a proxy with a manager of the limited liability company.  Termination in either manner revokes all prior proxy appointments and is effective when filed with a manager of the limited liability company.

Section 2.10.  Action by the Members.  At any duly called or held meeting of the voting members at which a quorum is present in person or by proxy, the voting members shall take action by the affirmative vote of the owners of the greater of:  (a) a majority of the voting power of the membership interests present and entitled to vote on that item, or (b) a majority of the voting power that would constitute a quorum for the transaction of business at the meeting, except where a larger proportion is required by the Articles of Organization, a member control agreement or by applicable law.  In any case where a class or series of membership interests is entitled by applicable law to vote as a class or series, the matter being voted upon must also receive the affirmative vote of the owners a majority of the voting power of the membership interests of that class or series present and entitled to vote.

Section 2.11.  Electronic Communications.  A conference among voting members by any means of communication through which the members may simultaneously hear each other during the conference constitutes a regular or special meeting of voting members if the same notice is given of the conference as would be required by Section 2.05 of these Bylaws for a regular or special meeting of the voting members and if the membership interests held by the members participating in the conference would be sufficient to constitute a quorum at a meeting under Section 2.07 of these Bylaws.  A member may also participate in a regular or special meeting of the voting members by any means of communication through which the member, other members so participating, and all members physically present at the meeting may simultaneously hear each other during the meeting.  Participation in a meeting of the voting members pursuant to the provisions of this section of the Bylaws constitutes presence in person at the meeting.  Waiver of notice of a meeting by means of communication permitted by this

Section 2.12 may be given in the manner described in Section 2.06 of these Bylaws.  Participation in a meeting by means of communication permitted by this Section 2.12 is a waiver of notice of that meeting, except where the member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at the meeting and does not participate in the consideration of the item at that meeting.

ARTICLE III.  GOVERNORS

Section 3.01.  General Purposes.  Except as set forth in the MCA, the business and affairs of the limited liability company shall be managed by or under the direction of the Board of Governors.

Section 3.02.  Number, Qualifications and Term of Office.  Until the first meeting of members, the governors shall be the person or persons named as governor(s) in the Articles of Organization or if none is/are so named, then as elected by the organizer.  Thereafter, the number of governors shall be the number last appointed pursuant to the MCA or elected by the members.  Governors must be natural persons but need not be members of the limited liability company.  Each of the governors shall serve for an indefinite term that expires at the regular meeting of the members next held after his or her election and shall hold office until his or her successor is elected and has qualified, or until his or her earlier death, disqualification, resignation or removal as hereinafter provided.

Section 3.03.  Board Meetings; Time, Place and Notice.  Meetings of the Board of Governors may be held from time to time at any place within or without the State of Minnesota that the Board of Governors may designate.  In the absence of designation by the Board of Governors in the notice of the meeting or otherwise, meetings of the Board of Governors shall be held at the principal executive office of the limited liability company, except as may be otherwise unanimously agreed orally or in writing or by attendance.  The Chief Manager or any governor may call a Board of Governors meeting by giving two (2) days notice to all governors of the date, time and place of the meeting.  The notice need not state the purpose of the meeting.  Notice may be given by mail, telephone, facsimile transmission or in person.  If a meeting schedule is adopted by the Board of Governors, or if the day or date, time and place of a Board of Governors meeting has been announced at a previous meeting, no additional notice is required.  Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

Section 3.04.  Waiver of Notice.  A governor may waive notice of a meeting of the Board of Governors.  A waiver of notice by a governor entitled to notice is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.  Attendance by a governor at a meeting is a waiver of notice of that meeting, except where the governor objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 3.05.  Quorum.  Subject to any provisions of the Member Control Agreement, a majority of the governors holding office shall be a quorum for the transaction of business.  The governors may not continue to transact business if the withdrawal of a number of governors originally present leaves less than the proportion or number otherwise required for a quorum.

Section 3.06.  Absent Governors.  A governor who is unable to attend a meeting of the Board of Governors may give advance written consent or opposition to a proposal to be acted on at the meeting.  If the governor is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the governor has consented or objected.

Section 3.07.  Action Without a Meeting.  Any action, other than an action requiring member approval, required or permitted to be taken at a meeting of the Board of Governors of the limited liability company may be taken without a meeting or notice thereof by written action signed by the number of governors required to take the same action at a meeting of the Board of Governors at which all governors were present.  Any action requiring member approval required or permitted to be taken at a meeting of the Board of Governors of this limited liability company may be taken without a meeting and notice thereof by written action signed by all of the governors.  The written action is effective when signed by the requisite governors, unless a different effective time is provided in the written action.  Such written action may be taken by counterparts.  When written action is taken by less than all of the governors, all governors shall be notified immediately of its text and effective date.  Failure to provide such notice does not invalidate the written action.  A governor who does not sign or consent to the written action has no liability for the action or actions taken thereby.

Section 3.08.  Action by the Board.  The Board of Governors shall take action by the affirmative vote of a majority of the governors present at a duly held meeting, (except where a larger proportion or number is required by the Articles of Organization, a member control agreement or applicable law).

Section 3.09.  Electronic Communications.  A conference among governors by any means of communication through which the governors may simultaneously hear each other during the conference constitutes a board of governors meeting if the same notice is given of the conference as would be required by Section 3.03 of these Bylaws for a meeting and if the number of governors participating in the conference would be sufficient to constitute a quorum at a meeting under Section 3.05 of these Bylaws.  A governor may also participate in a meeting of the Board of Governors by any means of communication through which the governor, other governors so participating, and all governors physically present at the meeting may simultaneously hear each other during the meeting.  Participation in a meeting of the Board of Governors pursuant to the provisions of this section of the Bylaws constitutes presence in person at the meeting.

Section 3.10.  Presumption of Assent.  A governor who is present at a meeting of the Board of Governors when an action is approved by the affirmative vote of a majority of the governors present is presumed to have assented to the action approved, unless the governor (i) objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, in which case the governor shall not be considered to be present for any purpose of the Minnesota Limited Liability Company Act; (ii) votes against the action at the meeting; or (iii) is prohibited by applicable law, due to a conflict of interest, from voting on the action.

Section 3.11.  Resignation.  A governor may resign from the Board of Governors at any time by giving written notice to the limited liability company at its principal executive office.  The resignation is effective without acceptance when the notice is given to the limited liability company, unless a later effective time is specified in the notice.

Section 3.12.  Removal.  Subject to the provisions of the Member Control Agreement, any one or all of the governors may be removed at any time, with or without cause, by the affirmative vote of the owners of a majority of the voting power of membership interests outstanding and entitled to vote for the election of governors.

Section 3.13.  Vacancies.  Vacancies on the Board of Governors resulting from the death, disqualification, resignation or removal of a governor may be filled only as set forth in the Company’s Member Control Agreement or by action of the Members as to vacancies not addressed by the Member Control Agreement.

Section 3.14.  Compensation of Governors.  The members of the Board of Governors and any committee may be reimbursed for their out of pocket expenses, if any, of attendance at each meeting of the Board of Governors or any committee; and the Board of Governors may fix by resolution the compensation of governors and of the members of any committee of the Board of Governors.  No such payment shall preclude any governor or committee member from serving the limited liability company in any other capacity and receiving compensation for his or her services in such capacity.

Section 3.15.  Chairperson of the Board.  The Board of Governors may elect one of its members to be Chairperson of the Board of Governors.  In the event a Chairperson of the Board of Governors is elected, he or she shall preside at all meetings of the Board of Governors.  The Chairperson of the Board of Governors is subject to the control of the Board of Governors and may be removed by the Board.  The Chairperson of the Board of Governors shall have supervisory authority over the general policy and business of the limited liability company and shall perform the duties that are assigned by the Board of Governors.

Section 3.16.  Committees.  The Board of Governors shall establish an Audit Committee and a Compensation Committee.  The entire Audit Committee and at least a majority of the Compensation Committee shall be composed of Governors who are not employees, officers or Managers of the Company and who do not receive any material pecuniary benefit from the Company other than in their capacity as Governors and/or Members.

ARTICLE IV.  MANAGERS

Section 4.01.  Required Managers.  The limited liability company shall have one or more natural persons exercising the functions of the offices, however designated, of Chief Manager and Treasurer, both of which offices may be held by the same person.  In lieu of a

Chief Manager, the Board may elect or appoint a President or Chief Executive Officer (“CEO”) as the Chief Manager and a CFO as the Treasurer.  The Chief Manager may use the title “CEO” or “President” in lieu of or in addition to the title “Chief Manager.”

Section 4.02.  Other Managers.  In addition to appointing a Chief Manager and a Treasurer, the Board of Governors may appoint, in a resolution approved by the affirmative vote of a majority of the governors present, any other managers, assistant managers or agents nominated by the Chief Manager which the Board of Governors deems necessary or appropriate for the operation and management of the limited liability company, each of whom shall have the powers, rights, duties, responsibilities and terms in office determined by the Chief Manager from time to time.  A Secretary, if elected, shall maintain records and, with the Chief Manager, certify proceedings of the Board of Governors and the members.  If specific persons have not been elected as President or Secretary, the Chief Manager may execute instruments or documents in those capacities.

Section 4.03.  Election and Term of Office.  The Board of Governors shall from time to time elect or appoint a Chief Manager and a Treasurer and/or such other managers, assistant managers or agents the Board of Governors deems necessary.  Such managers shall hold their offices until their successors are elected and have qualified; provided, however, that, subject to the Member Control Agreement, any manager may be removed in the manner provided in Section 4.12 of these Bylaws.

Section 4.04.  Chief Manager.  Unless a resolution adopted by the Board of Governors provides otherwise, the Chief Manager shall have the duties specified in this section.  When present, the Chief Manager shall call to order and preside over all meetings of the members and all meetings of the Board of Governors unless a Chairperson of the Board of Governors is elected who shall preside at all meetings of the Board of Governors.  The Chief Manager shall have responsibility for the active management of the business of the limited liability company and shall see that all orders and resolutions of the Board of Governors are carried into effect.  The Chief Manager shall also sign and deliver in the name of the limited liability company any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the limited liability company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Board of Governors to some other manager or agent of the limited liability company.  In addition, the Chief Manager shall maintain records of and, whenever necessary, certify all proceedings of the Board of Governors and the members.  The Chief Manager shall, in general, perform all duties usually incident to the position of Chief Manager and such other duties as may from time to time be prescribed by the Board of Governors.

Section 4.05.  Treasurer.  Unless a resolution adopted by the Board of Governors provides otherwise, the Treasurer shall have the duties specified in this section.  The Treasurer shall keep accurate financial records of the limited liability company; deposit all money, drafts and checks in the name of and to the credit of the limited liability company in the banks and depositories designated by the Board of Governors; endorse for deposit all notes, checks and drafts received by the limited liability company as ordered by the Board of Governors, making proper vouchers therefor, except to the extent that some other person or persons may be specifically authorized by the Board of Governors to do so; disburse funds of the limited liability company and issue checks and drafts in the name of the limited liability company, as authorized by the Board of Governors; render to the Chief Manager and the Board of Governors, whenever requested, an account of all transactions by the Treasurer and of the financial condition of the limited liability company; and shall perform such other duties as may be prescribed by the Board of Governors or the Chief Manager from time to time.

Section 4.06.  Multiple Managerial Positions.  Any number of managerial positions or functions of those positions may be held or exercised by the same person.  If a document must be signed by persons holding different positions or functions and a person holds or exercises more than one of those positions or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

Section 4.07.  Managers Considered Elected.  In the absence of an election or appointment of managers by the Board of Governors, the person or persons exercising the principal functions of the Chief Manager or the Treasurer are considered to have been elected to those offices.

Section 4.08.  Contract Rights.  The election or appointment of a person as a manager or agent of the limited liability company shall not, of itself, create contract rights.  The limited liability company may enter into an employment contract with a manager or agent for a period of time if, in the judgment of the Board of Governors, the contract would be in the best interests of the limited liability company.  The fact that the contract may be for a term longer than the terms of the governors who authorized or approved the contract shall not make the contract void or voidable.

Section 4.09.  Delegation of Authority.  Unless prohibited by a resolution approved by the affirmative vote of a majority of the governors present at a duly called meeting of the Board of Governors, a manager elected or appointed by the Board of Governors may, without the approval of the Board of Governors, delegate some or all of the duties or powers of his or her office to other persons.  A manager who delegates the duties or powers of an office remains subject to the standard of conduct for a manager with respect to the discharge of all duties and powers so delegated.

Section 4.10.  Compensation of Managers.  The salaries of all managers of the limited liability company other than the Chief Manager shall be fixed from time to time by the Chief Manager, within the parameters set forth in the annual budget approved by the Board of Governors.  No manager shall be prevented from receiving a salary by reason of the fact that he or she is also a governor of the limited liability company.

Section 4.11.  Resignation.  A manager may resign at any time by giving written notice to the limited liability company at its principal executive office.  The resignation is effective without acceptance when the notice is given to the limited liability company, unless a later effective date is specified in the notice.

Section 4.12.  Removal.  Subject to the provisions of any member control agreement, a manager may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the governors present at a duly called meeting of the Board of

Governors.  Any such removal shall be without prejudice to any contractual rights of the manager.

ARTICLE V.  NOTICE

Section 5.01.  Notice.  Whenever under the provisions of these Bylaws notice is required to be given to the limited liability company or a manager of the limited liability company, such notice shall be in writing and is deemed to have been given when mailed or delivered to the limited liability company or the manager at the principal executive office of the limited liability company.  Whenever under the provisions of these Bylaws notice is required to be given to any member, governor or member of a committee of the Board of Governors of the limited liability company, such notice is deemed to have been given when mailed to the person at an address designated by the person or at the last known address of the person, or when handed to the person, or when left at the office of the person with a clerk or other person in charge of the office, or if there is no one in charge, when left in a conspicuous place in the office, or if the office is closed or the person to be notified has no office, when left at the dwelling house or usual place of abode of the person with some person of suitable age and discretion then residing therein.  Notice by mail is given when deposited in the United States mail with sufficient postage affixed.  Notice is considered received when it is given.

ARTICLE VI.  AMENDMENT OF BYLAWS

Section 6.01.  Amendment of Bylaws.  The Board of Governors shall have the power to adopt, amend or repeal the Bylaws of the Company, subject to the power of the members to change or repeal the same; provided, however, that the Board shall not adopt, amend or repeal any Section fixing a quorum for meetings of members, prescribing procedures for removing governors or filling vacancies in the Board, or fixing the number of governors or their classifications, qualifications or terms of office, but may adopt or amend a Section that increases the number of governors.

CERTIFICATION OF BYLAWS

The undersigned does hereby certify that the foregoing Bylaws were adopted as the Bylaws of the limited liability company by unanimous consent of the Board of Governors effective the 19th day of December, 2011.

/s/ Timothy Krieger
Timothy Krieger, Secretary